UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2018

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices, with zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements.
On July 2, 2018, Evofem Biosciences, Inc. (the “Company”), entered into employment agreements with the members of management set forth below. Pursuant to the terms of their respective agreements, each employee is eligible to receive an annual base salary equal to his or her current annual base salary. This base salary may be increased or decreased at the discretion of the Company’s Board of Directors. In addition and in the Company’s sole discretion, each employee is eligible to receive an annual bonus of up to the percentage of his or her then-current salary based on the Company’s assessment of the applicable employee’s performance and the Company’s performance.
The employment agreements also provide that the employees are entitled to (i) participate in all equity, pension, savings and retirement plans, welfare and insurance plans, practices, policies, programs and perquisites of employment applicable generally to senior Company executives, (ii) receive reimbursement for reasonably incurred business expenses and (iii) receive paid vacation and holiday time in accordance with policies generally applicable to senior Company executives. Each employee may terminate his or her employment for good reason after giving the Company thirty days to correct or “cure” the circumstances giving rise to a termination for good reason, and each employee may terminate his or her employment upon at least thirty days’ prior written notice to the Company for any reason other than for good reason. The Company may terminate the employment of each employee without prior written notice for cause or in the event of the employee’s disability. The Company may also terminate the employment of each employee without cause on thirty days’ prior written notice. The employment agreements will be automatically terminated upon the death of the applicable employee. If an employee’s employment is terminated by the Company for cause, by reason of his or her death or disability, as a result of the applicable employee without good reason, the Company agreed to pay the terminated employee the amount of the Company’s accrued obligations as of the date of such termination. If an employee’s employment is terminated without cause or the applicable employee resigns for good reason, then the Company has agreed to make the payments set forth below.
Severance Obligations
Saundra Pelletier
If Ms. Pelletier is terminated by the Company other than for cause or Ms. Pelletier resigns for good reason, then the Company has agreed to pay and provide to Ms. Pelletier: (i) all accrued obligations as of the date of termination, (ii) any accrued but unpaid bonus for the prior fiscal year, (iii) a pro-rated bonus for the year in which the termination occurs as of her termination date, (iv) an amount equal to eighteen months of her then-current base salary in a lump sum and (v) eighteen months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, fifty percent (50%) of any unvested and outstanding equity interests Ms. Pelletier may have in the Company shall immediately vest and become exercisable, in each case subject to the conditions outlined in her equity agreements.
If Ms. Pelletier’s employment is terminated without cause or if Ms. Pelletier resigns for good reason, in each case within three months prior to or twelve months following a change of control of the Company, then the Company has agreed to pay and provide to Ms. Pelletier: (i) all accrued obligations as of the date of termination, (ii) an amount equal to twenty-four months of her then-current base salary in a lump sum, (iii) any accrued but unpaid bonus for the prior fiscal year, (iv) her target annual bonus for the year in which the termination occurs at the rate in effect immediately prior to such termination multiplied by a factor of 2.0 and (v) twenty-four months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, any unvested and outstanding equity interests

Ms. Pelletier may have in the Company shall fully vest and become exercisable, in each case subject to the conditions outlined in her equity agreements.
Justin J. File, Kelly Cullwell, M.D., Russell Barrans and Alexander A. Fitzpatrick, Esq. (each a “Non-CEO     Executive: collectively, the “Non-CEO Executives”)
If a Non-CEO Executive is terminated by the Company other than for cause or a Non-CEO Executive resigns for good reason, then the Company has agreed to pay and provide to each Non-CEO Executive: (i) all accrued obligations as of the date of termination, (ii) any accrued but unpaid bonus for the prior fiscal year, (iii) a pro-rated bonus for the year in which the termination occurs as of his or her termination date, (iv) an amount equal to twelve months of his or her then-current base salary in a lump sum and (v) twelve months of continuing health benefits coverage, each subject to the conditions outlined in their respective agreements. In addition, fifty percent (50%) of any unvested and outstanding equity interests a Non-CEO Executive may have in the Company shall immediately vest and become exercisable, in each case subject to the conditions outlined in his or her equity agreements.
If a Non-CEO Executive’s employment is terminated without cause or if a Non-CEO Executive resigns for good reason, in each case within three months prior to or twelve months following a change of control of the Company, then the Company has agreed to pay and provide to such Non-CEO Executive: (i) all accrued obligations as of the date of termination, (ii) an amount equal to eighteen months of his or her then-current base salary in a lump sum, (iii) any accrued but unpaid bonus for the prior fiscal year, (iv) his or her target annual bonus for the year in which the termination occurs at the rate in effect immediately prior to such termination multiplied by a factor of 1.5 and (v) eighteen months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, any unvested and outstanding equity interests a Non-CEO Executive may have in the Company shall fully vest and become exercisable, in each case subject to the conditions outlined in his or her equity agreements.
All payments made and benefits available to each employee in connection with his or her employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his or her employment agreement.
In the event the benefit provided to an employee (i) constitutes “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then such “Payments” will be reduced. The reduced amount will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount results in employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in payments or benefits constituting “parachute payments” is necessary to limit or avoid a certain employee’s excise tax, the reduction shall occur at the election of such employee (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment) and may reduce cash payments, cancel accelerated vesting of stock award, and/or reduce employee benefits in any order or combination that maximizes the amount of such reduced amount. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such employee’s stock awards unless the employee elects a different order for cancellation.
The descriptions of the employment agreements for each of Ms. Pelletier and each Non-CEO Executive are qualified in their entirety by the full text of their respective agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
10.1*	Executive Employment Agreement by and between the Company and Saundra Pelletier
10.2*	Executive Employment Agreement by and between the Company and Justin J. File
10.3*	Executive Employment Agreement by and between the Company and Kelly Culwell, M.D.
10.4*	Executive Employment Agreement by and between the Company and Russell Barrans
10.5*	Executive Employment Agreement by and between the Company and Alexander A. Fitzpatrick, Esq.

* Management compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: July 3, 2018	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer